Exhibit 15.1

Our ref:	JJH\611552-000001/6055751v1
Direct	+852 3690 7444
Emai	jack.huang@maplesandcalder.com

China Techfaith Wireless Communication Technology Limited

Building C, No. 5A, Rong Chang East Street

Beijing Economic-Technological Development Area (Yi Zhuang), Beijing 100176

People’s Republic of China

29 April, 2013

Dear Sirs,

China Techfaith Wireless Communication Technology Limited (the “Company”)

We consent to the reference to our name under the headings “Corporate Governance” and “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2012, which will be filed with the Securities and Exchange Commission on 29 April, 2013.

Yours faithfully

/s/ Maples and Calder

Maples and Calder